                                                                   EXHIBIT 99.1



                                  [MESA LOGO]


Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of MESA Inc. on August 7, 1997. At this meeting, stockholders will be asked to approve certain matters relating to the proposed merger with Parker & Parsley Petroleum Company announced April 6, 1997.


         The meeting will begin at 2:00 p.m. at the Wyndham Anatole Hotel, Wedgwood Room, 2201 Stemmons Freeway, Dallas, Texas. For your convenience, we are including a map on the reverse side of this letter that will be useful in planning your activities should you decide to attend the meeting.


         After reviewing the enclosed material, please take a moment to sign, date and mark your vote on the proxy card below and return it in the enclosed postage-paid envelope. While management is recommending a vote "FOR" each of the issues outlined below and would appreciate your support, we urge your careful review of the enclosed material so that you can make your own determination on how to vote. We believe all stockholders should have a voice in the Company's direction, so we ask that you return the proxy card whether or not you plan to attend the special meeting.

         If you have any questions or require additional information with respect to the proposed merger, please contact MESA's information agent, Morrow & Co. Inc. at 1-800-566-9058.

         I look forward to seeing you on August 7th.


                                                       Jon Brumley
                                                       Chairman of the Board and
                                                       Chief Executive Officer

FOLD AND TEAR HERE            FOLD AND TEAR HERE              FOLD AND TEAR HERE
--------------------------------------------------------------------------------
PROXY                                                                      PROXY

                                  MESA INC.
          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
                        MEETING OF STOCKHOLDERS TO BE
                            HELD  AUGUST 7, 1997

The undersigned stockholder hereby appoints M. Garrett Smith and G. Michael Prescott, jointly and severally, as proxies, with full power of substitution, to vote, as specified below, all shares of Common Stock, par value $0.01 per share ("Common Stock"), of MESA Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Wyndham Anatole Hotel, Wedgwood Room, 2201 Stemmons Freeway, Dallas, Texas, at 2:00 p.m. on August 7, 1997, or any adjournment or postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matters set forth below AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned with respect to the Common Stock.

                                        Please sign EXACTLY as name(s) appears
                                        hereon, and in signing as Attorney,
                                        Administrator, Guardian, Trustee or
                                        Corporate Officer, please add your
                                        title as such.

                                        Signature_____________________________

                                        Title_________________________________

                                        Date_______________________________1997

          USE THIS CARD ONLY TO VOTE SHARES OF MESA INC. COMMON STOCK

                              MEETING LOCATION                    [REVERSE SIDE]
                                DALLAS, TEXAS





                                     [Map]





           The Special Meeting will be held in the Wedgwood Room of the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas. Parking is conveniently located at the entrances in front of the hotel.


--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 SET FORTH BELOW.

Proposal 1.  Approve and adopt the Agreement and Plan of Merger among the
             Company, Mesa Operating Co., Pioneer Natural Resources Company and Parker & Parsley Petroleum Company.

    [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

Proposal 2.  Approve the adoption of the Mesa 1996 Incentive Plan.

    [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

Proposal 3.  Approve the adoption of the Pioneer Long-Term Incentive Plan.

    [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

Proposal 4.  Approve the adoption of the Pioneer Employee Stock Purchase Plan.

    [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

PROPOSAL ONE IS NOT CONDITIONED ON THE APPROVAL OF ANY OF THE OTHER PROPOSALS. PROPOSAL TWO IS NOT CONDITIONED ON THE APPROVAL OF ANY OF THE OTHER PROPOSALS. NEITHER PROPOSAL THREE NOR PROPOSAL FOUR WILL BE IMPLEMENTED UNLESS PROPOSAL ONE IS APPROVED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL. THE INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

          USE THIS CARD ONLY TO VOTE SHARES OF MESA INC. COMMON STOCK

                                  [MESA LOGO]


Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of MESA Inc. on August 7, 1997. At this meeting, stockholders will be asked to approve certain matters relating to the proposed merger with Parker & Parsley Petroleum Company announced April 6, 1997.


         The meeting will begin at 2:00 p.m. at the Wyndham Anatole Hotel, Wedgwood Room, 2201 Stemmons Freeway, Dallas, Texas. For your convenience, we are including a map on the reverse side of this letter that will be useful in planning your activities should you decide to attend the meeting.


         After reviewing the enclosed material, please take a moment to sign, date and mark your vote on the proxy card below and return it in the enclosed postage-paid envelope. While management is recommending a vote "FOR" each of the issues outlined below and would appreciate your support, we urge your careful review of the enclosed material so that you can make your own determination on how to vote. We believe all stockholders should have a voice in the Company's direction, so we ask that you return the proxy card whether or not you plan to attend the special meeting.

         If you have any questions or require additional information with respect to the proposed merger, please contact MESA's information agent, Morrow & Co. Inc. at 1-800-566-9058.

         I look forward to seeing you on August 7th.


                                           Jon Brumley
                                           Chairman of the Board and
                                           Chief Executive Officer

FOLD AND TEAR HERE             FOLD AND TEAR HERE             FOLD AND TEAR HERE
--------------------------------------------------------------------------------
PROXY                                                                      PROXY
                                   MESA INC.
      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD  AUGUST 7, 1997


The undersigned stockholder hereby appoints M. Garrett Smith and G. Michael Prescott, jointly and severally, as proxies, with full power of substitution, to vote, as specified below, all shares of Series A 8% Cumulative Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), of MESA Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Wyndham Anatole Hotel, Wedgwood Room, 2201 Stemmons Freeway, Dallas, Texas, at 2:00 p.m. on August 7, 1997, or any adjournment or postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matters set forth below AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned with respect to the Series A Preferred Stock.


                                  Please sign EXACTLY as name(s) appears
                                  hereon, and in signing as Attorney,
                                  Administrator, Guardian, Trustee or Corporate Officer, please add your title as such.

                                  Signature
                                           ------------------------------------

                                  Title
                                       ----------------------------------------

                                           Date                             1997
                                               -----------------------------


    USE THIS CARD ONLY TO VOTE SHARES OF MESA INC. SERIES A PREFERRED STOCK

                                MEETING LOCATION                  [REVERSE SIDE]
                                  DALLAS, TEXAS





                                     [Map]





         The Special Meeting will be held in the Wedgwood Room of the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas. Parking is conveniently located at the entrances in front of the hotel.


--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 SET FORTH BELOW.

Proposal 1.  Approve and adopt the Agreement and Plan of Merger among the
             Company, Mesa Operating Co., Pioneer Natural Resources Company and Parker & Parsley Petroleum Company.
    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

Proposal 2.  Approve the adoption of the Mesa 1996 Incentive Plan.
    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

Proposal 3.  Approve the adoption of the Pioneer Long-Term Incentive Plan.
    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

Proposal 4.  Approve the adoption of the Pioneer Employee Stock Purchase Plan.
    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

PROPOSAL ONE IS NOT CONDITIONED ON THE APPROVAL OF ANY OF THE OTHER PROPOSALS. PROPOSAL TWO IS NOT CONDITIONED ON THE APPROVAL OF ANY OF THE OTHER PROPOSALS. NEITHER PROPOSAL THREE NOR PROPOSAL FOUR WILL BE IMPLEMENTED UNLESS PROPOSAL ONE IS APPROVED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL. THE INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.


    USE THIS CARD ONLY TO VOTE SHARES OF MESA INC. SERIES A PREFERRED STOCK

                                  [MESA LOGO]


Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of MESA Inc. on August 7, 1997. At this meeting, stockholders will be asked to approve certain matters relating to the proposed merger with Parker & Parsley Petroleum Company announced April 6, 1997.


         The meeting will begin at 2:00 p.m. at the Wyndham Anatole Hotel, Wedgwood Room, 2201 Stemmons Freeway, Dallas, Texas. For your convenience, we are including a map on the reverse side of this letter that will be useful in planning your activities should you decide to attend the meeting.


         After reviewing the enclosed material, please take a moment to sign, date and mark your vote on the proxy card below and return it in the enclosed postage-paid envelope. While management is recommending a vote "FOR" each of the issues outlined below and would appreciate your support, we urge your careful review of the enclosed material so that you can make your own determination on how to vote. We believe all stockholders should have a voice in the Company's direction, so we ask that you return the proxy card whether or not you plan to attend the special meeting.

         If you have any questions or require additional information with respect to the proposed merger, please contact MESA's information agent, Morrow & Co. Inc. at 1-800-566-9058.

         I look forward to seeing you on August 7th.


                                           Jon Brumley
                                           Chairman of the Board and
                                           Chief Executive Officer

FOLD AND TEAR HERE             FOLD AND TEAR HERE             FOLD AND TEAR HERE
--------------------------------------------------------------------------------
PROXY                                                                      PROXY
                                   MESA INC.
      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD  AUGUST 7, 1997


The undersigned stockholder hereby appoints M. Garrett Smith and G. Michael Prescott, jointly and severally, as proxies, with full power of substitution, to vote, as specified below, all shares of Series B 8% Cumulative Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), of MESA Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Wyndham Anatole Hotel, Wedgwood Room, 2201 Stemmons Freeway, Dallas, Texas, at 2:00 p.m. on August 7, 1997, or any adjournment or postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matters set forth below AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned with respect to the Series B Preferred Stock.


                                  Please sign EXACTLY as name(s) appears
                                  hereon, and in signing as Attorney,
                                  Administrator, Guardian, Trustee or Corporate Officer, please add your title as such.

                                  Signature
                                           ------------------------------------

                                  Title
                                       ----------------------------------------

                                           Date                             1997
                                               -----------------------------


    USE THIS CARD ONLY TO VOTE SHARES OF MESA INC. SERIES B PREFERRED STOCK